EXHIBIT 21

Subsidiaries of the Registrant

The following are subsidiaries of ML & Co. as of February 24, 2004 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Entity

Merrill Lynch & Co., Inc.	Delaware
Merrill Lynch, Pierce, Fenner & Smith Incorporated[1]	Delaware
Merrill Lynch Life Agency Inc.[2]	Washington
Merrill Lynch Professional Clearing Corp.[3]	Delaware
Merrill Lynch Capital Services, Inc.	Delaware
Merrill Lynch Government Securities, Inc.	Delaware
Merrill Lynch Money Markets Inc.	Delaware
Merrill Lynch Group, Inc.	Delaware
Merrill Lynch Investment Managers Group Limited[4]	England
Merrill Lynch Investment Managers Holdings Limited	England
Merrill Lynch Investment Managers Limited	England
Fund Asset Management, L.P.[5]	Delaware
Merrill Lynch Investment Managers, L.P.[5]	Delaware
Merrill Lynch Investment Managers, LLC	Delaware
Merrill Lynch Alternative Investments LLC	Delaware
Merrill Lynch Bank & Trust Co.	New Jersey
Financial Data Services, Inc.	Florida
ML Mortgage Holdings Inc.	Delaware
Merrill Lynch Insurance Group, Inc.	Delaware
Merrill Lynch Life Insurance Company	Arkansas
ML Life Insurance Company of New York	New York
Roszel Advisors, LLC	Delaware
Merrill Lynch International Finance Corporation	New York
Merrill Lynch International Bank Limited	England
Merrill Lynch Bank (Suisse) S.A.	Switzerland
Merrill Lynch Group Holdings Limited	Ireland
Merrill Lynch Capital Markets Bank Limited	Ireland
Merrill Lynch Mortgage Capital Inc.[6]	Delaware
Merrill Lynch Trust Company, FSB	Federal
Merrill Lynch Fiduciary Services, Inc.	New York
MLDP Holdings, Inc.	Delaware
Merrill Lynch Derivatives Products AG	Switzerland

1 MLPF&S also conducts business as “Merrill Lynch & Co.”

2 Similarly named affiliates and subsidiaries that engage in the sale of insurance and annuity products are incorporated in various other jurisdictions.
3 The preferred stock of the corporation is owned by an unaffiliated group of investors.
4 Held through several intermediate holding companies.
5 Princeton Services, Inc. is general partner and ML & Co. is limited partner.
6 Held through several intermediate subsidiaries.

ML IBK Positions, Inc.	Delaware
Merrill Lynch Capital Corporation	Delaware
ML Leasing Equipment Corp.[7]	Delaware
Merrill Lynch Canada Holdings Company	Nova Scotia
Merrill Lynch Canada Finance Company	Nova Scotia
Merrill Lynch & Co., Canada Ltd.	Ontario
Merrill Lynch Canada Inc.	Canada
Merrill Lynch Bank USA	Utah
Merrill Lynch Bank USA Funding Corporation	Delaware
Merrill Lynch Business Financial Services Inc.	Delaware
Merrill Lynch Credit Corporation	Delaware
Merrill Lynch NJ Investment Corporation	New Jersey
Merrill Lynch Utah Investment Corporation	Utah
Merrill Lynch Community Development Company, LLC	New Jersey
Merrill Lynch Commercial Finance Corp.	Delaware
Merrill Lynch International Incorporated	Delaware
Merrill Lynch (Australasia) Pty Limited	New South Wales, Australia
Merrill Lynch Finance (Australia) Pty Limited	Victoria, Australia
Merrill Lynch International (Australia) Limited[8]	New South Wales, Australia
Merrill Lynch International Holdings Inc.	Delaware
Merrill Lynch Bank and Trust Company (Cayman) Limited	Cayman Islands, British West Indies
Merrill Lynch Capital Markets AG	Switzerland
Merrill Lynch Europe PLC	England
Merrill Lynch Holdings Limited[9]	England
Merrill Lynch International[10]	England
Merrill Lynch Capital Markets Espana S.A. S.V.	Spain
Merrill Lynch (Singapore) Pte. Ltd.[11]	Singapore
Merrill Lynch South Africa (Pty) Ltd.[12]	South Africa
Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa	Mexico
Merrill Lynch Argentina S.A.	Argentina
Merrill Lynch Pierce Fenner & Smith de Argentina S.A.F.M. y de M	Argentina
Banco Merrill Lynch de Investimentos S.A.	Brazil
Merrill Lynch S.A.	Luxembourg
Merrill Lynch Europe Ltd.	Cayman Islands, British West Indies
Merrill Lynch France S.A.S.	France
Merrill Lynch Capital Markets (France) S.A.S.	France
Merrill Lynch, Pierce, Fenner & Smith SAS	France
Merrill Lynch (Asia Pacific) Limited	Hong Kong
Merrill Lynch Far East Limited	Hong Kong
Merrill Lynch Japan Securities Co., Ltd.	Japan
Merrill Lynch Japan Finance Co., Ltd.	Japan

7 This corporation has more than 32 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.

8 Held through an intermediate subsidiary.
9 Held through an intermediate subsidiary.
10 Partially owned by another indirect subsidiary of ML & Co.
11 Held through intermediate subsidiaries.
12 Partially owned by another indirect subsidiary of ML & Co.